SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                    AND AMENDMENT TO REIMBURSEMENT AGREEMENT


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of April 30, 2002 (this "Amendment"), between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and BANK ONE, INDIANA, NA, a national banking association (the "Bank").


                                    RECITALS

         A. The parties hereto have entered into a Second Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of October 31, 2001 (as amended or modified from time to time, the "Credit Agreement"), which is in full force and effect.

         B. The Company desires to further amend the Credit Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms set forth herein.

                                    AGREEMENT

         Based upon these recitals, the parties agree as follows:

         1. Amendment. Upon the Company satisfying the condition set forth in paragraph 4 (the date that this occurs being called the
"Effective Date"), the Credit Agreement shall be amended as follows:
                              --------------

         (a) The definition of the term "Applicable Margin" is amended and restated, to read as follows:


                  "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type:

                  (a) from and including the Effective Date through
                      October 31, 2001:

                           Eurodollar Advances:  1.0%
                           Floating Rate Advances:  0.0%

                  (b) from and including November 1, 2001 and thereafter,
                      as follows:

         Date                                        Eurodollar Advances                 Floating Rate Advances
------------------------------------------  ------------------------------------  ----------------------------------
         From and including November 1,                 2.0% per annum                        0% per annum
         2001, through April 30, 2002

------------------------------------------  ------------------------------------  ----------------------------------
------------------------------------------  ------------------------------------  ----------------------------------
         From and including May 1, 2002,                2.5% per annum                        0.5% per annum
         through October 30, 2002

------------------------------------------  ------------------------------------  ----------------------------------
------------------------------------------  ------------------------------------  ----------------------------------
         From and including November 1,                 3.0% per annum                        1.0% per annum
         2002, through January 31, 2003

------------------------------------------  ------------------------------------  ----------------------------------
------------------------------------------  ------------------------------------  ----------------------------------
         From and including February 1,                 3.5% per annum                        1.5% per annum
         2003, and thereafter
------------------------------------------  ------------------------------------  ----------------------------------


         (b) The definition of the term "Automatic Termination Date" is amended and restated, to read as follows:

                  "Automatic Termination Date" means June 30, 2003.


         (c) The definition of the term "Commitment" is amended and restated, to read as follows:


                  "Commitment" means the obligation of the Bank to make Loans to, and issue Facility LCs upon the application of, the Borrower in an aggregate amount not exceeding $15,000,000, reduced by (i) $5,000,000 from and including June 30, 2002, and (ii) the amount required pursuant to Section 2.5(d) and Section 2.5(e) (other than Sections 2.5(e)(iii) and 2.5(e)(iv), which have already occurred).

         (d) The definition of the term "European Facility" is amended and restated, to read as follows:

                  "European Facility" means a facility under which Bank One, NA, London Branch, in its sole discretion, may make revolving credit loans in favor of any of the European Subsidiaries not to exceed $5,000,000 or its Dollar Equivalent (subject to Section 2.1(a)) pursuant to a letter agreement dated as of August 17, 1999, as amended from time to time, provided, however, that, after the New Hurco GmbH Facility has been issued, no borrower under that facility may obtain loans under the European Facility.

         (e) The definition of the term "Intangible Assets" is amended and restated, to read as follows:


                  "Intangible Assets" means, for the Borrower or any of its Subsidiaries, the net book value, calculated in accordance with Agreement Accounting Principles, of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) deferred taxes and deferred charges, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under Agreement Accounting Principles, provided, however, that, for purposes of calculating the Consolidated Tangible Net Worth, the net book value of any intangible assets acquired under the CIMPlus Option shall be excluded from this definition.

         (f)      Section 2.1(a) is amended and restated, to read as follows:

                  (a) From and including the Effective Date and prior to the Facility Termination Date, the Bank agrees, on the terms set forth in this Agreement, to (i) make Advances to the Borrower and (ii) issue Facility LCs upon the request of the Borrower not to exceed in the aggregate principal amount at any time outstanding the lesser of (A) the amount of the Borrowing Base as of the close of business on the last day of the month next preceding the date any such Advance is made and (B) the amount of the Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Facility LCs outstanding at any time shall not exceed the amount of the Commitment, and, provided, further, that the aggregate principal amount of Advances and Facility LCs outstanding at any time, together with the aggregate principal amount of Loans (as defined in the European Facility) outstanding at such time under the European Facility, shall not exceed the lesser of (A) the amount of the Borrowing Base as of the close of business on the last day of the month next preceding such date and (B) the amount of the Commitment as of that date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitment to extend credit hereunder shall expire on the Facility Termination Date. The Bank will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.18.

         (g)      Section 2.5(b) is amended and restated, to read as follows:

                  (b) Facility Fee. The Borrower agrees to pay to the Bank a facility fee on March 31, 2003, equal to $50,000, provided that, if all Obligations are repaid and the Commitment is terminated on or before March 31, 2003, the facility fee shall be forgiven, and provided further, if a Default occurs, the entire facility fee shall be earned as of the Default occurring and be payable by the Borrower to the Bank on March 31, 2003.

         (h)      Section 2.18.1 is amended and restated, to read as follows:

                  2.18.1. Issuance. The Bank agrees, on the terms set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the amount of the Commitment, and (ii) the Outstanding Credit Exposure shall not exceed the Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

         (i)      Section 6.11(iv) is amended and restated, to read as follows:

                  (iv) Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary, and indebtedness of the Borrower owing to any Subsidiary.

         (j)      Section 6.14(iv) is amended and restated, to read as follows:

                  (iv) The exercise of the CIMPlus Option, provided that, if the Borrower does not exercise the CIMPlus Option on or before June 14, 2002, the Borrower shall have provided to the Bank a certificate of the chief financial officer of the Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), stating that, following the exercise of the CIMPlus Option, the Company will be in compliance with Article VI of this Agreement.

         (k)      Section 6.15(vii) is amended and restated, to read as follows:

                  (vii) Liens on the assets of Hurco GmbH to secure the New Hurco GmbH Facility, and, if Hurco BV is a borrower or guarantor under the New Hurco GmbH Facility, on the assets of Hurco BV to secure the New Hurco GmbH Facility.

         (l)      Section 6.20 is amended and restated, to read as follows:

                  6.20.  Financial Covenants.
                         -------------------

                  6.20.1. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA, determined as of the end of the twelve (12) consecutive months then ending, to be less than: (i) on October 31, 2001, $2,000,000, (ii) on January 31, 2002, negative $620,000, (iii) on
         April 30, 2002, negative $2,750,000, (iv) on July 31, 2002, negative $2,750,000, (v) on October 31, 2002, negative $2,150,000, (vi) on
         January 31, 2003, negative $750,000, and (vii) on April 30, 2003, positive $1,000,000.

                  6.20.2. Minimum Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth as of the last day of each fiscal quarter then ending of not less than, (i) on October 31, 2001, $35,900,000, (ii) on January 31, 2002, $34,500,000, (iii) on
         April 30, 2002, $33,500,000, (iv) on July 31, 2002, $32,500,000, (v) on
         October 31, 2002, $32,300,000, (vi) on January 31, 2003, $32,300,000,
         and (vii) on April 30, 2003, $32,300,000.

                  6.20.3. Maximum Consolidated Total Indebtedness to Consolidated Total Capitalization. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated Total Capitalization, to be greater than 0.4 to 1.0.

         (m)      Section 6.21 is amended and restated, to read as follows:

                  6.21. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, acquire or contract to acquire any fixed asset or make any other Capital Expenditure if the aggregate purchase price and other acquisition costs of all Consolidated Capital Expenditures made during any fiscal quarter, together with the Consolidated Capital Expenditures made during the prior three fiscal quarters, would exceed an amount equal to the lesser of (i) 125% of the consolidated depreciation and amortization expense of the Borrower and its Subsidiaries for the four fiscal quarters immediately preceding the date of the proposed Capital Expenditure and (ii) $3,000,000. For clarification, any acquisition of intangible assets under the CIMPlus Option shall not be considered an acquisition of a fixed or capital asset and such acquisition shall not be governed by this covenant.

         2. References to Credit Agreement. From and after the effective date of this Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. Representations and Warranties. The Company represents and warrants to the Bank that:

                  (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected (including without limitation any credit facility with Principal Mutual Life Insurance Company); (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article V of the Credit Agreement (with the exception of Section 5.5) are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of the effective date. Since March 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (c) As of the date hereof, there are no loans or other obligations outstanding under the European Facility. Prior to the date a letter agreement regarding the Fifth Amendment to European Facility is executed among the European Subsidiaries and the Bank, in form and substance satisfactory to the Bank, the Borrower shall cause the European Subsidiaries to not utilize the credit facilities provided under the European Facility.

                  (d) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

         4. Conditions to Effectiveness. This Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the Bank:

                  (a) Copies, certified as of the effective date hereof, of such corporate documents of the Company and the Guarantors as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company and the Guarantors with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request;

                  (b) A Confirmation of Subsidiary Guaranty of even date herewith executed by the Guarantors in favor of the Bank, in form and substance satisfactory to the Bank;

                  (c) Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank; and

                  (d) The Company has paid the Bank on or prior to the Effective Date an arrangement fee in the amount of $15,000.

         5. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended, the Credit Agreement and all other documents issued under or with respect thereto are ratified and confirmed by the Banks and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

         6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         7. Expenses. The Company agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson Wright PLLC, counsel to the Bank, in connection with preparing and reviewing this Amendment and any related agreements and documents.

         8. Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


HURCO COMPANIES, INC.                            BANK ONE, INDIANA, NA


By:  /s/ Roger J. Wolf                           By:  /s/ Joanna W. Anderson

Its: Senior Vice President                       Its: Assistant Vice President
     and Chief Financial Officer




DETROIT  15275-5  660867